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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                February 4, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)

                              FOODVISION.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)

                            2152 NW Parkway, Suite K,
                             Marietta, Georgia 30067
                    (Address of principal executive offices)

                                  770/937-0960
                          Registrant's telephone number

                         ECHELON ACQUISITION CORPORATION
                               1504 R Street, N.W.
                             Washington, D.C. 20009
                         Former name and former address

Delaware                             0-28521                     58-246-6626
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

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

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         (a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") dated February 3, 2000 Foodvision.com, Inc. ("Foodvision" or the "Company"), a Delaware corporation, acquired all the outstanding shares of common stock of Echelon Acquisition Corporation ("Echelon"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 1,000,000 shares of common stock of Foodvision (the "Acquisition"). As a result, Echelon became a wholly-owned subsidiary of Foodvision.

         The Acquisition was approved by the unanimous consent of the Board of Directors of Foodvision on February 4, 2000. The Acquisition was effective February 4, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         Foodvision had 13,109,984 shares of common stock issued and outstanding prior to the Acquisition and 14,109,984 shares issued and outstanding following the Acquisition.

         Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Foodvision elected to become the successor issuer to Echelon for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective February 4, 2000.

         A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

         (b) The following table contains information regarding the shareholdings of Foodvision's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

                                          Number of shares of              Percent of
                                       Common Stock Beneficially          Common Stock
Name                                           Owned (1)              Beneficially Owned (2)

Paul R. Smith                                9,491,050 (3)                     46.3%
Chairman, President and
Chief Executive Officer
2152 NW Parkway, Suite K
Marietta, Georgia 30067

Raj Kalra                                    9,491,050 (4)                     46.3%
Director, Chief Operating Officer,
Chief Information Officer
2152 NW Parkway, Suite K
Marietta, GA 30067

Dr. Charles Sheehan                            125,000 (5)                      *
Director

All executive officers and directors        19,107,100 (6)                     71%
of the company as a group (3 persons)

* Less than 1%

1. Includes options and warrants which are exercisable within 60 days of the date hereof.
2.       Based upon 14,109,984 shares outstanding following the Acquisition.
3. Mr. Smith's ownership includes 91,050 shares of common stock which he acquired pursuant to the Company's acquisition of Investco on July 14, 1998, and 3,000,000 shares of common stock which were issued to him in January 1999 pursuant to an agreement which provides that such shares are forfeitable in the event Mr. Smith voluntarily terminates his employment with the Company or is terminated for cause within two years of the date of the agreement. In addition, Mr. Smith's beneficial ownership includes 6,400,000 shares of common stock which Mr. Smith presently has the right to acquire pursuant to incentive warrants issued to him in fiscal 1999.
4. Mr. Kalra's ownership includes 91,050 shares of common stock which he acquired pursuant to the Company's acquisition of Investco on July 14, 1998, and 3,000,000 shares of common stock which were issued to him in January 1999 pursuant to an agreement which provides that such shares are forfeitable in the event Mr. Kalra voluntarily terminates his employment with the Company or is terminated for cause within two years of the date of the agreement. In addition, Mr. Kalra's beneficial ownership includes 6,400,000 shares of common stock which Mr. Kalra presently has the right to acquire pursuant to incentive warrants issued to him in fiscal 1999.
5. Dr. Sheehan's beneficial ownership includes 125,000 shares of common stock which Mr. Sheehan presently has the right to acquire pursuant to a warrant that has not been exercised.
6. Includes the 12,800,000 shares of common stock underlying warrants currently exercisable owned by Messrs. Smith and Kalra discussed in footnotes 3 and 4 above.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Echelon and Foodvision. In evaluating the Acquisition, Echelon used criteria such as the value of assets of Foodvision, Foodvision's ability to manage and expand its restaurant business, its arrangements and agreements for interlinking of Internet information and Web sites, Foodvision's ability to compete in the market place, Foodvision's current and anticipated business operations, and Foodvision management's experience and business plan. In evaluating Echelon, Foodvision placed a primary emphasis on Echelon's status as a reporting company under the Section 12(g) of the Securities Exchange Act of 1934, as amended, and Echelon's facilitation of Foodvision's becoming a reporting company under the Act.

         (b) The Company intends to continue to operate its existing restaurants, to sell its restaurant division, to concentrate on development of its Internet division and to operate and further develop its e-commerce Web site, www.foodvision.com.

BUSINESS

Company

         The Company was formed on April 4, 1989 under the laws of the State of Delaware as Heavenly Slender Sweets, Inc. for the primary purpose of distributing a low calorie, low fat, salt free, soft ice cream substitute frozen dessert product line in the United States and Canada. No revenues were earned from the very limited operations and the Company accumulated a net loss of $90,148 for fiscal year 1992. On March 2, 1994, the Company changed its name to Heavenly Slender Foods, Inc. On June 14, 1994 the Company changed its name to Pacific Pharmaceuticals, Inc. On June 23, 1994 the Company changed its name to Sunmark Industries I, Inc. On May 12, 1998 the Company changed its name to Mark I Industries, Inc.

         On July 14, 1998, the Company acquired all of the issued and outstanding common stock of Investco Corporation ("Investco"), a Georgia corporation, in a reverse acquisition for 182,100 shares of Common Stock (all share totals are after giving effect to a 1 for 100 reverse stock split in January 1999). In June 1999, the Company changed its name to Foodvision.com, Inc.

         At the time the Company acquired Investco, Investco's operations consisted of

         (i) three Kenny Rogers Roasters ("Roasters") franchised restaurants in the Atlanta metropolitan area which Investco had acquired on December 7, 1997 by a foreclosure of security interests on the assets of the restaurants;

         (ii) a restaurant in Renfrew, Ontario, Canada, known as the Hillbilly Shack Saloon;

         (iii) ownership of all of the issued and outstanding common stock of Grandma Lee's USA Northpoint, Inc. ("GLUN") which operates a franchised Grandma Lee's restaurant at the AT&T Headquarters Building in Alpharetta, Georgia and is the franchisor of a Grandma Lee's restaurant near downtown Atlanta, Georgia; and

         (iv) ownership of the exclusive franchise rights for Grandma Lee's restaurants in the Atlanta metro area and Eastern Ontario and Quebec, Canada.

         Subsequent to the acquisition of Investco, the Company began developing a proprietary restaurant concept known as the Dirty Bird Cafe. The company opened its first Dirty Bird Cafe in Powder Springs, Georgia in June 1999, and its second Dirty Bird Cafe in Marietta, Georgia in September 1999. In addition, the Company is planning to convert the three former Roasters restaurants to the Dirty Bird Cafe format.

         The Company has three wholly-owned subsidiaries--Investco Corporation, Foodvision, Inc. and Dirty Bird Cafe, Inc.-each of which subsidiaries, in turn, has several wholly-owned subsidiaries.

         The Company has organized itself into two divisions -- an Internet division and a food division. The Internet division operates an e-commerce Web site known as www.foodvision.com through Foodvision, Inc. The restaurant/food division operates through Dirty Bird Cafe, Inc. Dirty Bird Cafe, Inc. owns GLUN and separate subsidiaries which own and operate the two existing Dirty Bird Cafes, the Hillbilly Shack Saloon, and the three former Kenny Rogers Roasters restaurants. The Company intends to devote its capital to the continued development of the Dirty Bird Cafe format and the continued development of its Internet division. Investco does not currently have any operations.

Current Operations

                               Restaurant Division

         The Company currently operates two Dirty Bird Cafes, one Grandma Lee's restaurant, one Hillbilly Shack Saloon, and two former Roasters. In addition, the Company has terminated operations at one former Roasters while it is being converted to the Dirty Bird Cafe concept. The Company is the franchisor of one Grandma Lee's restaurant. All of the Company's restaurant operations are located in the Atlanta metro area, except for the Hillbilly Shack Saloon, which is located in Renfrew, Ontario, Canada.

Dirty Bird Cafe

         In late 1998, the Company began developing a proprietary restaurant concept to replace its existing Roasters restaurants and to use as a basis for additional restaurants and ultimately for franchising to third parties. The Company's efforts resulted in the development of the Dirty Bird Cafe, a casual sit-down restaurant and bar. The phrase "Dirty Bird" is an unofficial name for Atlanta's National Football League franchise, the Atlanta Falcons. The name was selected because the phrase carries instant name recognition in the Atlanta metropolitan area. In addition, a preliminary search of trademark registrations indicated that no other person had obtained trademark protection for use of the "Dirty Bird" name in an area which would conflict with the Company's use of the name for a casual dining restaurant.

         The Company opened its first Dirty Bird Cafe in the June 1999 at 1750 Powder Springs Rd., Powder Springs, Georgia, and its second location in September 1999 at 736 Johnson Ferry Road, Marietta, Georgia. Dirty Bird Cafes are designed to be installed in preexisting restaurant space so that the cost to open a Dirty Bird Cafe is less than the cost to open other restaurant formats. During 1999, the Company has opened two Dirty Bird Cafes, and is in the process of converting one of its former Roasters restaurants into a Dirty Bird Cafe. Based on the Company experience to date, the average cost of opening a Dirty Bird Cafe is approximately $100,000 to $300,000 per location.

Grandma Lee's

         The Company owns and operates one Grandma Lee's restaurant as a franchisee in the AT&T Headquarters Building, 400 North Point Parkway, Building 300, Alpharetta, Georgia. In addition, the Company also is the franchisor of a second Grandma Lee's Restaurant located at 1350 Peachtree Street, Midtown Plaza, Atlanta, Georgia.

         The Company owns the area franchise rights for the Grandma Lee's concept in the areas of Metropolitan Atlanta, Eastern Ontario, Canada, and Quebec, Canada. In the case of the franchise rights in Metropolitan Atlanta, the Company owns such rights in perpetuity, and is not obligated to pay any franchise fees for new locations, or any royalty or franchise fees from ongoing operations. The Company is not obligated to open any new restaurants within the designated territory in order to retain such rights.

         As noted earlier, the Company is the subfranchisor of a Grandma Lee's restaurant in Atlanta, Georgia. Under the franchise agreement, the subfranchisee pays the Company a franchise fee of 4% of gross sales, none of which is shared with the franchisor. The subfranchise agreement carries a term of 10 years, which term expires December 31,

2005. While the Grandma Lee's restaurant operated by the Company and the Grandma Lee's restaurant operated by a franchisee of the Company are both profitable, the Company has no current plans to open any additional Grandma Lee's restaurants. In addition, because the Grandma Lee's restaurant operated by the Company is currently profitable, the Company has no plans to convert the existing Grandma Lee's locations to the Dirty Bird Cafe format.

Kenny Rogers Roasters

         At the time Investco acquired the Roasters restaurants in 1997, the restaurants were in financial distress, partly as a result of financial problems of the Roasters franchisor and partly due to management neglect of the prior owner of the restaurants. In 1998, the franchisor for the Roasters filed a voluntary petition under Chapter 11 of the Bankruptcy Code, and in 1999 its assets, including all rights to the Roasters name and concept, were sold to another company. Because of the lack of support from the franchisor and costs that would have been required to continue as a Roasters franchisor, the Company elected not to continue as a Roasters franchisor with the new owner of the franchise rights. Because the Company did not elect to remain a Roasters franchisee, the Company has been required to remove any signage from the former Roasters locations that identify the restaurants as a Kenny Rogers Roasters restaurant.

         The Company currently operates two former Roasters restaurants, one of which is located at 1325 Powers Ferry Road, Marietta, Georgia, and the other of which is located at 1100 Northpoint Circle, Alpharetta, Georgia. The Company has closed its former Roasters location at 2916 N. Druid Hills Road, Atlanta, Georgia, and is in the process of converting that location to the Dirty Bird Cafe concept. The Company expects to convert the two remaining former Roasters restaurants by September 2000, at a total cost of about $300,000.

Hillbilly Shack Saloon

         The Hillbilly Shack was opened in Renfrew, Ontario, Canada in 1997. The restaurant features traditional fare served in a distinctive, sports-oriented atmosphere reminiscent of a sports arena/stadium. Full bar service is also provided and alcoholic beverage sales accounted for approximately 50% of sales in 1998. The restaurant has 20 television sets placed through out the restaurant with a big screen TV in the common bar and restaurant area.

Governmental Regulation

         Alcoholic Beverage Regulation. Each restaurant is subject to licensing and regulation by a number of governmental authorities, which include alcoholic beverage control and health, safety and fire agencies in the state, county and municipality in which the restaurant is located. Difficulties or failures in obtaining the required licenses or approvals could delay or prevent the opening of a new restaurant in a particular area. Alcoholic beverage control regulations require restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license or permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Some counties prohibit the sale of alcoholic beverages on Sundays. Typically, licenses or permits must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of a restaurant's operations, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages.

         The Company may be subject to "dram-shop" statutes that generally provide a person injured by an intoxicated patron the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries liquor liability coverage as part of its existing comprehensive general liability insurance.

                                Internet Division

         In April 1999, the Company entered the Internet business by initiating the development of a dedicated vertical food portal devoted to the food and beverage industry. The food portal became operational on November 1, 1999. The Web site is divided into three sections: Business-to-Consumer, Business-to-Business, and Agri-Business.

Business Model

         The Company aims to create a comprehensive "portal" for food-related Internet information and commerce. The Company believes that it can economically create a Web site containing current and relevant content on all food-related issues through co-branding arrangements. The Web site will derive revenue from advertisements, sponsorships, and e-commerce generated through the Web site.

Business to Consumers

         For consumers, the Web site offers current news on food and beverage issues, featured daily recipes that include important health and nutrition information, wine recommendations, and a recipe calculator to adjust recipe ingredients for fewer or more servings. Consumers are also able to conduct a recipe search from thousands of recipes, specifying a specific ingredient, a specific category (American, Chinese, Italian, etc.) or by health restriction such as vegetarian or low cholesterol.

         The Web site also features two online help sections. For questions concerning food and cooking, the Web site offers "Ask the Chef". This service allows consumers to submit a question and receive an e-mail response within 48 hours from Chef Mark Coulton Pierce. For a question concerning the proper wine to serve with specific food, consumers can submit questions to Sommelier Phillip Silverstone of Restaurant Report.com in the "Ask a Wine Expert" section and receive an email response within 48 hours.

         On August 25, 1999, the Company entered into a three-year non-exclusive license agreement with Culinary Cafe, whereby the Company could display and use Culinary Cafe's proprietary database of financial, pictorial, and textural information pertinent to the food business. The Company will pay Culinary Cafe a monthly fee of $2,000 during the term of the agreement. The Company and Culinary Cafe will equally divide the net advertising revenue generated.

         On September 1, 1999, the Company entered into a three-year license and co-branding agreement with CNN to establish a co-branded Web site accessible via hyperlinks from the Foodvision portal. The Company will be the exclusive recipe and special events provider for CNN Food Central and in return CNN provides the Foodvision portal with food related news. The contract requires the Company to pay a total of $3,600,000 over three years.

         As of November 1999, the Company has paid a total of $ 225,000, with the next payment of $225,000 due February 2000. In addition, the Company receives 500,000 banner impressions per month and rate discounts on CNN interactive advertising.

         On October 29, 1999 the Company entered into an agreement with Dinecore, Inc. to develop and license an Affiliate Restaurant Guide. The Company and Dinecore, Inc. will equally divide net advertising revenue generated by the guide during the agreement's 12 month term.

Business to Business

         For food industry professionals, the Web site currently offers several services designed to keep the professional updated and current on food industry trends and business opportunities. The Web site contains a "Chef's Corner" that allows members to find out what other chefs are doing and to keep up with the latest industry trends and information.

         On October 5, 1999, the Company entered into a license and co-branding agreement with The Restaurant Report, Inc., whereby the parties will establish a co-branded Web site accessible via hyperlink from the Foodvision portal. The Company agreed to pay The Restaurant Report $3,000 per month during the first year, $4,000 per month during the second year, and $5,000 per month during the third year. In addition The Restaurant Report is entitled to receive 30,000 shares of restricted common stock of the Company. The Company will retain 100% of the advertising revenue generated by the co-branded Web site.

         The Company intends to develop a Design-A-Restaurant concept with features that allow members to virtually "build" their own restaurant from the ground up. The program allows members to choose from a variety of restaurant furniture and fixtures to decorate their own virtual restaurant. When completed, members will be able to click on a select item and purchase the exact item from pre-selected vendors. The Company anticipates that it will receive a percentage of the furniture and fixture sales generated from the Design-A-Restaurant feature.

Agri-Business

         A section of the Internet portal is dedicated to the agricultural side of the food business. Producers will be able to use the Web site to access important information for their business such as current news, important innovations and upcoming events. They will also be able to purchase a wide range of machinery, seed and products to fulfill their specific agri-business needs.

         The Company entered into a non-exclusive license and co-branding agreement with eHarvest.com, Inc. whereby the parties will establish a co-branded Web site accessible via hyperlink from the Foodvision portal. The contract calls for the Company to provide eHarvest.com, Inc. with 30,000 shares of restricted common stock of the Company. The Company will retain 100% of the advertising revenue generated by the co-branded Web site.

Business Plan

         The Company's business strategy incorporates the following key elements:

* Build Company brand awareness and network traffic by using cross-media exposure--television, radio and print media--through relationships with established food professionals, and through television, radio and newspaper advertising;

* Cultivate multiple revenue streams of sponsorship and advertising fees and e-commerce revenues from its Internet Web site;

* Attract a growing base of customers to its Internet Web site and provide a superior shopping experience by offering quality lines of grocery items and food industry products and useful links to informative food-related content on affiliates' Web sites;

* Increase users' return visits to its network through interactive features;

* Expand international presence in order to establish its Internet Web site as a global brand;

* Provide quality customer service and rapid product delivery through fulfillment facilities; and

*        Pursue additional complementary relationships.

         The Company plans to continue to employ a virtual warehouse model based on strategic relationships with high quality product suppliers. Through these relationships, the Company intends to obtain exclusive online access to high quality products. In return, the Company intends to provide suppliers with a branding opportunity and increased sales through an expanded customer base. The Company believes that these relationships will help ensure product supply, minimize out of stock issues, and reduce the likelihood that suppliers will switch to other online providers.

         No assurance can be given that the Company will be able to effect any aspects of its business plan or to maintain the operations that it has currently established. The Company is currently operating at a loss and will need additional capital--either through raising capital or through operations--to meet its business goals. There is no assurance that the Company can reverse its operating losses or that it can raise additional capital that will allow it to expand its planned Internet operations.

Marketing and Distribution

         The Company's partnership program with other Web sites plays a key role in driving traffic to its Foodvision.com Web site. The Company has established key partnerships that it divides into four categories as follows:

1. Large Content or Shopping Web Sites. The Company intends to create partnerships with content and commerce companies.

2. Co-Branded, E-Commerce. The Company has four co-branded, e-commerce agreements to date. The Company estimates that this number will grow in the year 2000 as a result of the Company's marketing programs on the Web and the identification and attainment of new co-branded, e-commerce Web sites.

3. Miscellaneous Partners. The Company intends to establish other partnerships that help drive traffic and sales with various on-line businesses..

4. Print Media Partnerships. The Company intends to establish co-promotional relationships with off-line media partners. This will represent an immediate marketing opportunity for Foodvision.com because these publications can provide Foodvision.com with significant additional advertising exposure in exchange for the Company listing them on the Foodvision.com Web site.

Employees

         As of November 22, 1999, the Company employed four people full time in the Internet division. As of December 6, 1999, the Company's food division employed approximately 100 persons. Of those employees, approximately 15 held managerial positions, and the remainder were engaged in the operation of the restaurants.

Trademarks and Licenses

         The Company has registered the name "Dirty Bird Cafe" with the United States Patent and Trademark Office. The Company believes that its right to the name "Dirty Bird Cafe" is an integral and important factor in establishing the identity of the Dirty Bird concept. The Company applied for trademark protection for "Foodvision.com" which registration is pending. In addition, the Company intends to take steps to ensure that applicable copyright laws protect its Web pages and software, but to date has not filed for copyright protection for any of its Web pages or software.

Property

         The Company owns one building located at 1100 NorthPoint Drive, Alpharetta, Georgia. There is no mortgage on the building; however, the building is subject to a long-term land lease which expires in the year 2008. This building is the location of a former Roasters that the Company intends to convert to a Dirty Bird Cafe by September 2000. In addition to the above, the Company leases eight pieces of property for restaurant use.

Legal Proceedings

         Royal Food Services, Inc., vs. Restaurant North Atlanta, Inc., Superior Court of DeKalb County Georgia. The plaintiff sued the Restaurant North Atlanta, Inc., a second tier subsidiary of the Company, to recover amounts due for produce supplied on open account from June 10, 1998 to October 9, 1998. The parties resolved this dispute by entering into a settlement agreement dated July 14, 1999.

         In 1999, the Company ceased operations at its Memorial Drive location due to continued operational losses at that location. The landlord for the location holds a judgment against the subsidiary that occupied the premises, but the subsidiary does not have any material assets. Investco is the original lessee under the lease, and therefore is liable for any deficiency thereunder. However, the landlord has not sued Investco. The Company is not able to estimate the amount of any potential liability of Investco.

         The Company has operated certain restaurants using the "Kenny Rogers Roasters" name and related trade dress. The Company did not have an agreement to use the mark and did not pay royalties for its use. The Company may be liable for using the mark. The Company received a final demand letter dated October 14, 1999, threatening legal action if the Company did not immediately de-identify its restaurants and discontinue use of any marks, system or trade dress belonging to NF Roasters Corporation.

Description of Securities

         The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.001 par value, of which 14,109,984 shares are currently issued and outstanding. In addition, the Company is authorized to issue 1,000,000 shares of nonvoting Preferred Stock, par value $0.10 per share, of which none are outstanding.

Market for the Company's Securities

         The common stock of Foodvision is traded in the over-the-counter or OTC market and quoted through the OTC Bulletin Board under the symbol "FVSN." The market for the common stock is characterized generally by low volume and broad price and volume volatility. Foodvision cannot give any assurance that a stable trading market will develop for its stock or that an active trading market will be sustained. Moreover, the trading price of Foodvision's common stock could be subject to wide fluctuations due to such factors as quarterly variations in operating results, competition, announcements of new products by Foodvision or its competitors, product enhancements by Foodvision or its competitors, regulatory changes, differences in actual results from those expected by investors and analysts, changes in financial estimates by securities analysts, and other events or factors.

         The Company has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. The Company's common stock is traded on the NASD OTC Bulletin Board under the symbol FVSN. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934.

          Foodvision acquired all the outstanding shares of Echelon to become successor issuer to it pursuant to Rule 12g-3 in order to comply with the Eligibility Rule for the OTC Bulletin Board.

         The following table represents the trading history of the Company common stock:

                                    High             Low            Volume

July 9, 1999                        0.687            0.437           53,600
August 27, 1999                     0.450            0.375          128,700
October 1, 1999                     0.562            0.375          200,600
November 26, 1999                   0.687            0.531          596,200
December 31, 1999                   0.593            0.468          635,200
February 3, 2000                    0.625            0.375          561,100

Management

Name                      Age      Position

Paul R. Smith             52       Chairman, President, Chief Executive Officer
Raj Kalra                 36       Director, Chief Operating Officer, Chief
                                   Internet Officer
Dr. Charles Sheehan       50       Director
George J. Smith           52       Financial Controller, Secretary

         All directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Officers serve at the pleasure of the board of directors. Set forth below is a summary description of the business experience of each director and officer of the Company.

         Paul R. Smith serves as a director of the Company and is its President and Chief Executive Officer. Mr. Smith has a business degree from the Richard Ivey School of Business Administration, a Harvard affiliate. Mr. Smith has extensive corporate business experience in the hotel and resort industry. From 1988 to present, Mr. Smith has been the Owner/President PRS Hospitality, Inc., a management firm which specializes in tourism and hospitality consulting. PRS Hospitality provided the services of Mr. Smith to Grandma Lee's USA, Inc. from November 1993 to September 1995. During this period, Mr. Smith developed and implemented a strategic plan for Grandma Lee's International, a 100-unit Bakery/Restaurant chain in Canada, to finance and franchise its 20-year-old concept into the US market. PRS Hospitality, Inc., also provided development and marketing services to international clients in Japan, Taiwan, South Korea, Singapore, Thailand, Malaysia, Australia, New Zealand, Great Britain, Germany, France, Canada and the United States. From 1980 to 1987, Mr. Smith served as President and Chief Operating Officer of York Hannover Amusements, Ltd. Mr. Smith also acted as Co-Chairman of York Hannover Hotels, Ltd., a chain of 12 hotel properties consisting of Skyline and Sheraton brands. Mr. Smith is not related to George Smith, the Company's Financial Controller.

         Raj Kalra, serves as a director of the Company and is its Chief Operating Officer/Chief Internet Officer. Mr. Kalra has a degree in Hotel and Restaurant Management from Hotel Consult, Switzerland. Mr. Kalra has also received certificates in accounting and retail operations with post degree courses in business management, finance and computer science. Mr. Kalra is the company's expert in restaurant design and management. Mr. Kalra has designed, built, and managed a virtual shopping mall Web site called ShoppersCity.com. As President of Westcliff Corporation from 1990 to 1994, Mr. Kalra managed eleven food service operations. From 1987 to 1990, Mr. Kalra was President of Eastern Canada for Grandma Lee's International. During his service with Grandma Lee's International, Mr. Kalra managed the company's corporate restaurants and negotiated property leases. Mr. Kalra received his food and beverage training with Intercontinental Hotels.

         Dr. Charles H. Sheehan, III. serves as a director of the Company. Dr. Sheehan attended Douwid University from 1964-1965 and 1971- 1972 and received his Bachelor of Science degree in Biology. He went on to Douwid Medical School to receive his medical degree in 1976. From 1996 to present, Dr. Sheehan was the CEO of Clinical Healthcare, Inc., a medical management company. In that position, Dr. Sheehan managed two clinics in the Atlanta area. Prior to that, Dr. Sheehan was a partner at Capital Billing, a medical billing company, from 1995 to 1999. He consulted with physicians with management issues and solutions. During 1994 to 1996, Dr. Sheehan was the Director of Development at American Health Choice, a small medical company in Irving, Texas. As director, he assisted with the acquisition of various medical clinics in the Atlanta area.

         George J. Smith, serves as Controller and Secretary of the Company. Mr. Smith is a graduate in Business Administration from Columbus College, Columbus, Georgia. Mr. Smith was Controller for Medical Packaging Technologies located in Georgia. From 1992 to 1995, Mr. Smith was the Controller for Earth Group, Inc. a manufacturing company located in Marietta, Georgia. From 1980 to 1992, Mr. Smith was the Branch Controller for Fruehauf Corporation. Mr. Smith is not related to Paul R. Smith, the Company's Chairman and Chief Executive Officer.

         The Company has no audit, compensation or executive committees. There is no key man life insurance on any director, officer, or control person.

Related Transactions

         On December 7, 1997, Investco foreclosed its liens on four restaurants owned by Atlanta Foodquest, LLC. Investco had acquired the notes and liens in two separate transactions on November 24, 1997 and December 5, 1997. At the time of the foreclosure, Messrs. Smith and Kalra controlled both Investco and Atlanta Foodquest, LLC, the later through their ownership of Atlanta Roasters, Inc.

         On April 16, 1998, Investco International Management, Inc ("IMM") purchased from Mr. Kalra the area franchise rights for Grandma Lee's for the Quebec and Ottawa areas by assuming notes of $34,100 and $22,700, respectively. On June 1, 1998, IMM purchased from Mr. Kalra all the outstanding stock of Hillbilly Shack, Inc. by issuing a note for $22,114 and by assuming $9,032 in liabilities. The note carries an interest rate of 8% per annum and monthly payments of $2,000 began on November 15, 1999 and continue through April 15, 2001. As of December 31, 1998, the Company was indebted to Mr. Kalra for $42,566.

         On April 24, 1998, Messrs. Smith and Kalra, two directors of the Company, personally guaranteed a real estate lease for a restaurant location in Powder Springs, Georgia. The personal guarantee was limited to a term of 12 months and a maximum liability of $15,000.

         On July 14, 1998, the Company acquired all of the common stock of Investco in consideration for the issuance of 182,100 shares of common stock. Messrs. Smith and Kalra each owned 50% of the outstanding common stock of Investco prior to its acquisition by the Company, and therefore each acquired 91,050 shares of Common Stock of the Company in connection with the transaction. At the time the Company acquired Investco, Messrs. Smith and Kalra did not have any affiliation with the Company, and therefore the Company's purchase of Investco was an arms-length transaction. In connection with the acquisition of Investco, the Company's board of directors and all but one director resigned and Messrs. Smith and Kalra were appointed to fill the vacant positions.

         On July 15, 1998, the Company agreed to pay a note owed by Mr. Kalra by issuance of 30,400 shares of common stock valued at $15,200.

         On July 28, 1998, Messrs. Smith and Kalra personally guaranteed a promissory note to Charter Bank & Trust Co. in the original amount of $12,500. This note has since been paid in full.

         On August 31, 1999, the Company granted stock warrants to a managerial employee of the Company to purchase 200,000 shares of common stock of the Company with an exercise price of $0.375 per share, which is equal to the closing bid price for the Company's common stock on that date. The employee is the son of Paul R. Smith, the Company's chairman and chief executive officer.

Executive Compensation

         No officers of the Company earned more than $100,000 a year during any of the last three fiscal years.

RISK FACTORS

         Foodvision is currently operating at a loss. Foodvision incurred net losses for the years ended December 31, 1998 and 1997 of ($645,424) and ($114,526) respectively and during the nine months ended September 30, 1999, the Company reported a net loss of ($918,971). The Company's increased net loss was the result the continued deterioration of operations at its former Roasters restaurants, startup costs associated with two new Dirty Bird Cafe restaurants which the Company opened in July 1999 and October 1999, and costs associated with the formation of the Company's Internet division. If losses continue, the Company may need to raise additional capital through the placement of its securities or from debt or equity financing. If the Company is not able to raise such financing or obtain alternative sources of funding, management will be required to curtail operations.

         Limited History of Operations. Foodvision has only a limited history of operations in its Internet operations. Its Internet operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a highly competitive field. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

         Foodvision May Need Additional Financing. Future events, including the problems, delays, expenses and difficulties frequently encountered by companies may lead to cost increases that could make the Company's source of funds insufficient to fund the Company's proposed operations. The Company may seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. The Company has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If the Company needs to obtain additional financing, there is no assurance that financing will be available, from any source, or that it will be available on terms acceptable to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed.

         The Company has entered into certain agreement which Have Payment obligation. Foodvision has entered into an agreement with CNN to establish a co-branded Web site. Pursuant to this agreement, Foodvision is required to pay a total of $3,600,000 over the next three years with $225,000 due in February, 2000. If Foodvision is not able to make this payment or to negotiate an extension thereof, then its anticipated Internet development will be delayed. The Company has entered into other agreements which also require payments in the near future. Any failure of the Company to make such payments or to obtain extensions thereof, could severally impede the Company's development of its Internet activities.

         Foodvision is subject to Risks in Operation of its Restaurants. Each restaurant is subject to licensing and regulation by a number of governmental authorities, which include alcoholic beverage control and health, safety and fire agencies in the state, county and municipality in which the restaurant is located. Difficulties or failures in obtaining the required licenses or approvals could delay or prevent the opening of a new restaurant in a particular area. The Company may be subject to "dram-shop" statutes that generally provide a person injured by an intoxicated patron the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries liquor liability coverage as part of its existing comprehensive general liability insurance. In addition, the Company would be subject to liability for any unforeseen consequences involved in selling food to the public, including possible claims of spoiled or bad food, unsafe or sanitary food preparation or service or other possible claims. The Company does not have any such claims pending and takes all reasonable steps to ensure no such actions will occur but there can be no guarantee that such an event may occur.

         Lack of Continued Development of E-commerce Market. The use of the Internet and the World Wide Web for commercial purposes is expanding dramatically. There is no assurance, however, that as increased commerce takes place on the Internet that unforeseen overloads, lack of sufficient hardware, telephone availability or other problems may develop. In addition, consumer use of the Internet for purchases, banking, and other commercial uses may decline for any number of reasons such as security problems, overload difficulties, shopping trends, or slow Internet access. These difficulties may undermine Company's expansion and promotional efforts. There is no assurance that the Company will be able to successfully overcome these difficulties and maintain its competitive pricing and services.

         Failure to Attract Qualified Personnel. A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on the Company's business, financial condition and results of operations. Foodvision's business is dependent upon its ability to attract and retain highly sophisticated research and development personnel, business administrators and corporate management. There is no assurance that it will be able to employ a sufficient number of such personnel in order to accomplish its growth objectives.

         Issuance of Future Shares May Dilute Investors Share Value. The Certificate of Incorporation of the Company authorizes the issuance of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common or preferred stock may result in substantial dilution in the percentage of the Company's common stock held by the its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market for the Company's common stock develop.

         Shares Available For Future Sale. The market price of Foodvision common stock could drop if substantial amounts of shares are sold in the public market or if the market perceives that such sales could occur. A drop in the market price could adversely affect holders of the stock and could also harm Foodvision's ability to raise additional capital by selling equity securities. Foodvision has outstanding options and warrants, including convertible redeemable debentures exercisable at a price below that of the market price. The exercise of these warrants and options or conversion of such debentures at a price less than the market price would dilute the value of outstanding shares and depressive the market price. In addition, the perception that these instruments may be exercised for or converted into common stock that could be sold into the public market could adversely affect the market price of Foodvision's common stock. In addition, shares issued by Foodvision in private transactions over the past two years will become eligible for sale into the public market under SEC Rule 144.

         Penny Stock Regulation. The Company's common stock may be deemed to be a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

         Foodvision may not be able to protect its trade or service marks. Management cannot be certain that it will be able to prevent the misappropriation of Foodvision's trade or service marks.

         Computer Systems Redesigned for Year 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results in or following the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are dependent upon the properly functioning computer equipment which may fail because of such Year 2000 problems. The Company does not know what steps, if any, have been taken by any of its business partners in regard to the Year 2000 problems. The Company's operations will be severally curtailed if one or more of its business partners were to suffer Year 2000 problems. Furthermore, it is impossible to predict if the basic utilities serving the Company will continue uninterrupted.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

         Successor Issuer Election.

         Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Echelon for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective February 4, 2000.

ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The sole officer and director of Echelon resigned effective upon completion of the Acquisition.

ITEM 7.  FINANCIAL STATEMENTS

         The following financial statements for Foodvision.com, are included herewith:

         Audited Balance Sheet, Income Statement, Statement of Cash Flows and Statement of Changes in Stockholder's Equity for the Company for the fiscal year ended December 31, 1998, and the fiscal years ended December 31, 1997 and 1998.

         Unaudited Balance Sheet, Consolidated Statement of Operations, and Consolidated Statement of Cash Flows for the period ended September 30, 1999.

         On December 7, 1999, Investco acquired four restaurants by foreclosure. Prior to the acquisition of the restaurants, Investco had not conducted active operations, and had minimal assets. Therefore, Investco's acquisition of the restaurants was a significant acquisition for Investco. Investco has accounted for the acquisition of the restaurants under the purchase method of accounting, and therefore has only included the accounts of the restaurants in its financial statements from the date of their acquisition, or December 7, 1997.

ITEM 8.     CHANGE IN FISCAL YEAR

         Not applicable.

EXHIBITS

*2.1. Agreement and Plan of Reorganization between Foodvision.com, Inc. and Echelon Acquisition Corporation, dated February 4, 2000.

**27.1.   Financial Data schedule.
-------
* Previously filed
**To be filed by amendment

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FOODVISION.COM, INC.


                                         By
                                            -------------------------
                                                  Paul R. Smith
                                                  President

Audited Balance Sheet, Income Statement, Statement of Cash Flows and Statement of Changes in Stockholder's Equity for the Company for the fiscal year ended December 31, 1998, and the fiscal years ended December 31, 1997 and 1998.


                              FOODVISION.COM, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                     Years Ended December 31, 1998 and 1997

                              FOODVISION.COM, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTENTS

                                                                           PAGE

Independent Auditors' Report                                               1

Consolidated Financial Statements

      Consolidated Balance Sheet                                           2-3

      Consolidated Statement of Operations                                 4

      Consolidated Statements of Changes in Stockholders' Equity           5-6

      Consolidated Statements of Cash Flows                                7-8

      Notes to Consolidated Financial Statements                           9-30

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Foodvision.com, Inc.

We have audited the accompanying consolidated balance sheet of Foodvision.com, Inc. as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Foodvision.com, inc. as of December 31, 1998, and the results of its operations and its cash flows for the two years then ended, in conformity with generally accepted accounting principles.

/s/ HLB Gross Collins, P.C.

Atlanta, Georgia

November 23, 1999

                              FOODVISION.COM, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1998

ASSETS
CURRENT ASSETS
Cash                                                                   $ 44,208
Accounts receivable                                                       2,790
Inventories                                                              34,978
Prepaid expenses and other current assets                                 9,825
                                                                       --------
TOTAL CURRENT ASSETS
                                                                         91,801
                                                                       --------

PROPERTY AND EQUIPMENT, at cost
Equipment under capital leases                                          213,455
Furniture, fixtures, and equipment                                       92,962
Vehicle                                                                  29,388
Leasehold improvements                                                   31,867
                                                                       --------
                                                                        367,672
Less accumulated depreciation                                           (88,946)
                                                                       --------
PROPERTY AND EQUIPMENT, net                                             278,726
                                                                       --------

OTHER ASSETS
Loan receivable, officer                                                 42,566
Franchise agreement and other intangibles, net of accumulated
 amortization of $24,165                                                416,251

Deposits                                                                 11,382
                                                                       --------
TOTAL OTHER ASSETS                                                      470,199

TOTAL ASSETS                                                           $840,726
                                                                       --------

                              FOODVISION.COM, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1998

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                                       $168,390
Accrued expenses                                                         31,854
Notes payable, short-term                                                87,500
Other current liabilities                                                34,116
Notes payable, related parties                                            9,584
Current portion of note payable                                           3,223
Current portion of notes payable, related parties                        42,602
Current portion of capital lease obligations                             23,888
                                                                       --------
TOTAL CURRENT LIABILITIES                                               401,157
                                                                       --------

LONG-TERM DEBT
Note payable, less current portion                                       18,165
Notes payable, related parties, less current portion                     19,512
Capital lease obligations, less current portion                         170,442
Deferred lease obligations                                               14,595
                                                                       --------
TOTAL LONG-TERM DEBT                                                    222,714
                                                                       --------

TOTAL LIABILITIES                                                       623,871
                                                                       --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.001 par value; 50,000,000 shares authorized,
 30,056,469 shares issued and outstanding                                30,056

Additional paid-in capital                                              944,964

Accumulated deficit                                                    (759,950)
Accumulated other comprehensive income                                    1,785
                                                                       --------
TOTAL STOCKHOLDERS' EQUITY                                              216,855
                                                                       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $840,726
                                                                       --------

                              FOODVISION.COM, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 1998 and 1997

                                                      Years Ended December 31,
                                                      ------------------------
                                                     1998                1997
                                                     ----                ----
REVENUES
Beverage and food sales                            $2,004,856         $ 142,084
Other revenues                                          8,088                 -
                                                   ----------         ---------
TOTAL REVENUES                                      2,012,944           142,084
                                                   ----------         ---------

COSTS AND EXPENSES
Cost of goods sold                                    758,910            65,566
General and administrative expense                  1,720,392           181,577
Depreciation                                           81,376             7,725
Amortization                                           72,815                 -
Interest                                               24,875             1,742
                                                   ----------         ---------
TOTAL COSTS AND EXPENSES                            2,658,368           256,610
                                                   ----------         ---------

NET LOSS                                           $ (645,424)        $(114,526)
                                                   ----------         ---------

NET LOSS PER COMMON SHARE                          $    (0.05)        $   (0.57)
                                                   ----------         ---------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         12,394,056           200,000
                                                   ----------         ---------

                              FOODVISION.COM, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years Ended December 31, 1998 and 1997

                                                                                             Accumulated
                                                     Additional                                 Other         Total
                                          Common      Paid-In   Subscription    Accumulated Comprehensive Stockholders'
                                          Stock       Capital    Receivable       Deficit       Income       Equity
Balance at January 1, 1997               $      --   $      --    $      --      $      --    $      --     $      --

Common stock issued                             20          --           --             --           --            20

Net loss for 1997                               --          --           --       (114,526)          --      (114,526)
                                         ---------   ---------    ---------      ---------    ---------     ---------

Balance at December 31, 1997                    20          --           --       (114,526)          --      (114,506)

Exchange of shares of common
stock to effect reverse
acquisition and recapitalization            24,273      (5,324)    (100,000)            --           --       (81,051)

Collection of subscription
receivable                                      --          --      100,000             --           --       100,000

Issuance of common stock

Common stock issued in settlement              100      80,951         --               --           --        81,051
of stockholder loan

Common stock issued to purchase                870     433,930         --               --           --       434,800
franchise agreements

Common stock issued to pay note                 30      15,170         --               --           --        15,200
in behalf of officer

Common stock issued for legal                   50      24,950         --               --           --        25,000
services

Other common stock issued                      250      24,750         --               --           --        25,000

Common stock issued in conversion            4,463     370,537         --               --           --       375,000
of debentures

                              FOODVISION.COM, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years Ended December 31, 1998 and 1997

                                                                                              Accumulated
                                                     Additional                                  Other          Total
                                            Common     Paid-In  Subscription    Accumulated  Comprehensive  Stockholders'
                                            Stock      Capital   Receivable       Deficit        Income        Equity
Net loss for 1998                               --          --         --        (645,424)          --        (645,424)

Foreign currency translation                    --          --         --              --        1,785           1,785
adjustments                                -------    --------     ------       ---------       ------        --------

Balance at December 31, 1998               $30,056    $944,964      $  --       $(759,950)      $1,785        $216,855
                                           -------    --------     ------       ---------       ------        --------

                              FOODVISION.COM, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1998 and 1997

                                                                     Years Ended December 31,
                                                                     ------------------------
                                                                     1998                1997
                                                                     ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                           $(645,424)          $(114,526)
Adjustments to reconcile net loss to net cash used
by operating activities
Depreciation and amortization                                        154,191               7,725
Common stock issued for services                                      25,000                   -
Revenues applied to acquisition                                      (14,553)                  -
Loss on disposal of assets                                                 -               3,000
Changes in assets
(Increase) in accounts receivable                                       (744)             (2,046)
Decrease in inventories                                                4,499                 664
(Increase) decrease in prepaid expenses                               21,685             (22,935)
(Increase) in deposits and other assets                              (11,382)                  -
Changes in liabilities
Increase in accounts payable                                          64,293              98,967
Increase in accrued expenses                                          13,638              18,216
Increase in other current payables                                    21,689               8,525
Increase in deferred lease obligations                                14,595                   -
                                                                   ---------            --------
NET CASH (USED) BY OPERATING ACTIVITIES                             (352,513)             (2,410)
                                                                   ---------            --------

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment                                (83,387)                  -
Loans to stockholder                                                 (27,366)                  -
                                                                    --------            --------
NET CASH (USED) BY INVESTING ACTIVITIES                             (110,753)                  -
                                                                    --------            --------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from advances from related parties                            8,121               1,463
Collection of subscription receivable                                100,000                  20
Proceeds from sale of common stock                                    25,000                   -
Proceeds from notes payable                                          392,775                   -
Repayments of capital lease obligations                              (14,661)             (4,464)
                                                                    --------            --------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                     511,235              (2,981)
                                                                    --------            --------

EFFECT OF EXCHANGE RATES ON CASH                                       1,630                   -
                                                                    --------            --------

NET INCREASE (DECREASE) IN CASH                                       49,599              (5,391)

CASH, BEGINNING OF YEAR                                               (5,391)                  -
                                                                    --------            --------

CASH, END OF YEAR                                                   $ 44,208            $ (5,391)
                                                                    --------            --------

                              FOODVISION.COM, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1998 and 1997

                                                                               Years Ended December 31,
                                                                               1998                1997
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for interest                                                         $ 14,084             $ 1,531
                                                                               --------             -------

Schedule of noncash investing and financing transactions
  transactions:
Acquisition of Atlanta Roasters, Inc.'s security interest in the personal property of Atlanta Foodquest, LLC by issuance of
  promissory note                                                                                   $40,000
Capital lease obligations assumed for use of equipment                                              213,455
Acquisition of vehicle
Cost of vehicle                                                                $ 29,388
Vehicle note payable                                                            (21,388)
Cash down payment for vehicle                                                  $  8,000
Acquisition of all the common stock of 1067063 Ontario, Inc.
Fair value of assets acquired                                                  $ 31,146
Liabilities assumed                                                               9,032
Promissory note issued                                                           22,114
Reverse acquisition recorded at historical cost
Net book value of assets acquired                                               (81,051)
Common stock issued in settlement of stockholder loan                            81,051
Common stock issued for legal services                                           25,000
Acquisition of franchise agreements and other intangibles and all the common stock of Grandma Lee's USA Northpoint, Inc. by
  issuance of common stock                                                      434,800
Common stock issued to pay note in behalf of officer                             15,200
Acquisition of equipment financed with an equipment note                         12,500
Conversion of debentures to common stock                                        375,000

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(1) Nature of business and organization

Foodvision.com, Inc. (the "Company") (formerly known as Mark I Industries, Inc., Sunmark Industries I, Inc., Pacific Pharmaceuticals, Inc., Heavenly Slender Foods, Inc., and Heavenly Slender Sweets, Inc.) is a Delaware corporation whose operations consist primarily of operating fast food and full service restaurants in the metropolitan Atlanta, Georgia, area through its wholly owned subsidiaries Investco Corporation ("IC") (formerly known as Anne Ryan, Inc.), Restaurant North Atlanta, Inc. ("RNA"), Sports Cantina One, Inc. ("SCO"), Sports Cantina Two, Inc. ("SCT"), and Grandma Lee's USA Northpoint, Inc. ("GLUN") and in Ontario, Canada, through its wholly-owned subsidiaries Investco International Management, Inc. ("IIM") (formerly known as 1230471 Ontario, Inc.) and 1067063 Ontario, Inc., d/b/a Hillbilly Shack ("HS").

On July 14, 1998, Mark I Industries, Inc. ("MII") (now known as Foodvision.com, Inc.) entered into an Agreement and Plan of Share Exchange (the "Agreement") with IC. Pursuant to terms of the Agreement, MII effected a reverse acquisition by acquiring all of the issued and outstanding stock of IC which became a wholly owned subsidiary of MII. For accounting purposes, IC is deemed to be the acquiring corporation and, therefore, the transaction is being accounted for as a reverse acquisition of the Company by IC at historical cost. IC was incorporated on May 9, 1996, but had no significant operations until December 7, 1997, when it acquired four restaurants. The accompanying financial statements reflect the financial position and results of operations of IC.

(2) Summary of significant accounting policies

The following is a summary of significant accounting policies followed by the Company.

Cash and cash equivalents - The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation - The consolidated financial statements include the accounts of the Company and five wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(2) Summary of significant accounting policies (continued)

Inventories - Inventories consist of liquor, wine, beer, and food items. Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.

Depreciation and amortization - Property and equipment are stated at cost. Depreciation is provided using an accelerated method for equipment, furniture and fixtures, and vehicles over the assets' estimated useful lives as follows: equipment, furniture and fixtures, seven years; vehicles, five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements. Equipment under capital lease obligations is being depreciated over the seven-year lease terms.

Intangibles - Franchise agreements and the AT&T service agreement are amortized over the terms of the agreements from 65 months to 120 months. Purchase goodwill is amortized over 65 months. Costs related to the issuance of subordinated debentures are amortized over the one-year life of the debentures.

Measurement of impairment - At each balance sheet date, the Company reviews the amount of recorded goodwill and franchise agreements (separately by location) for impairment. Whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable out of undiscounted future operating cash flows and the sum of the expected cash flows from these assets is less than the carrying amount of these assets, the Company will recognize an impairment loss in such period in the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Repairs and maintenance - Normal costs incurred to repair and maintain fixed assets are charged to operations as incurred. Repairs and betterments which extend the life of an asset are capitalized and subsequently depreciated on a straight-line basis over the remaining useful life of the asset. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

Income taxes - Income taxes are provided based on earnings reported in the financial statements. The Company follows Statement of Financial Accounting Standards No. 109 whereby deferred income taxes are provided on temporary differences between reported earnings and taxable income. Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(2) Summary of significant accounting policies (continued)

Basic and diluted loss per common share - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share" ("EPS"), which the Company has adopted. Basic EPS is calculated by dividing the income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period without consideration for potentially dilutive securities. "Diluted" EPS is determined similarly to fully diluted EPS under the provisions of APB Opinion No. 15.

For all periods presented in the Consolidated Statements of Operations, the effect of including convertible debentures would have been antidilutive. Accordingly, basic and diluted EPS for all periods presented are equivalent.

Advertising costs - Advertising costs are expensed as incurred. Total advertising costs were $83,520 and $15,748 in 1998 and 1997, respectively.

Foreign currency translation - The financial statements of a foreign subsidiary have been translated into U.S. dollars in accordance with Financial Accounting Standards Board Statement No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rate in effect at the balance sheet date. Income statement amounts have been translated using an average exchange rate for the period. The gains and losses resulting from the changes in exchange rates from year to year are reported separately as a component of stockholders' equity.

Recent accounting pronouncements - In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." The new standard discusses how to report and display comprehensive income and its components. This standard is effective for years beginning after December 15, 1997. The adoption of this statement did not have a material impact on the presentation of the Company's consolidated financial statements.

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This standard requires enterprises to report information about operating segments, their products and services, geographic areas, and major customers. This standard is effective for years beginning after December 15, 1997.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(2) Summary of significant accounting policies (continued)

Financial instruments - Financial instruments which potentially subject the Company to concentrations of risk consist principally of temporary cash investments and accounts receivable. The Company invests its temporary cash balances in financial instruments of highly rated financial institutions with maturities of less than three months. The carrying values reflected in the balance sheet reasonably approximate the fair values for cash, accounts receivable, payables, accruals and debt.

(3) Business combinations, acquisitions, and dispositions

On July 14, 1998, the Company effected a reverse acquisition by acquiring all of the issued and outstanding stock of IC from the stockholders of IC in exchange for 18,210,000 restricted shares of its $0.001 par value common stock. As a result of the Agreement, IC became a wholly owned subsidiary of the Company. For accounting purposes, IC is deemed to be the acquiring corporation and, therefore, the transaction is being accounted for as a reverse acquisition of the Company by IC at historical cost. Prior to July 14, 1998, MII had insignificant operations in 1997 and 1998.

On August 27, 1997, the stockholders' of IC purchased 100% of the stock of Atlanta Roasters, Inc. ("AR"), which owned a 50.1% equity interest in Atlanta Foodquest, LLC ("AF"), the Operating Agreement between AR and Foodquest, Inc. appointing AR manager of AF, and a note in the original principal amount of $1,100,000 secured by the furniture, equipment, personal property, and inventory of two of the Kenny Rogers Roasters Restaurants owned by AF. On August 29, 1997, AR assigned the portions of the Operating Agreement appointing AR manager of AF to IC. On November 24, 1997, IC purchased a 49.9% equity interest in AF and a note in the original principal amount of $1,300,000 secured by the furniture, equipment, personal property, and inventory of two of the Kenny Rogers Roasters Restaurants owned by AF for $40,000. On December 5, 1997, IC purchased AR's security interest in the personal property of AF for $40,000. On December 7, 1997, IC enforced its secured claims and took possession of the assets of AF and transferred them to its wholly owned subsidiaries, Restaurant North Atlanta, Inc. and Restaurant Stockbridge, Inc. On December 7, 1997, IC sold its 49.9% equity interest in Atlanta Foodquest, LLC to 1278129 Ontario, Inc., a Canadian corporation, for $10 and other good and valuable consideration. On December 31, 1997, IC sold its 100% equity interest in Restaurant Stockbridge, Inc. to the same Canadian corporation for $10 and other good and valuable consideration. IC continued to operate Restaurant Stockbridge, Inc. during the first quarter of 1998 until it could be closed.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(3) Business combinations, acquisitions, and dispositions (continued)

On April 16, 1998, IIM purchased from an officer and major stockholder of the Company the area franchise rights for Grandma Lee's for the Quebec and Ottawa areas by assuming notes of $34,100 and $22,700, respectively. On July 15, 1998, the Company purchased the Grandma Lee's metropolitan Atlanta franchise rights, Midtown Atlanta franchise agreement, AT&T service agreement, and all the outstanding stock of GLUN for 756,000 shares of the Company's common stock valued at $0.50 per share. GLUN operates a cafeteria at the AT&T office center in Alpharetta, Georgia.

On June 1, 1998, IIM purchased from an officer and major stockholder of the Company all the outstanding stock of HS by issuing a note of $22,114 and by assuming $9,032 in liabilities. HS operates a restaurant in Renfrew, Ontario.

Financial statements for the businesses acquired are not available for periods prior to acquisition and, therefore, pro forma financial information is not presented.

(4) Franchise agreements and other intangibles

Franchise agreements and other intangibles consist of the following:

                                                                     Amortizable
                                                                     Life

     Grandma Lee's Quebec Area Franchise Agreement                   111 months        $ 34,100
     Grandma Lee's Ottawa Area Franchise Agreement                   111 months          22,700
     Grandma Lee's Metropolitan Atlanta Area Franchise Agmt.         120 months         278,000
     AAAAgreement
     Grandma Lee's Midtown Atlanta Franchise Agreement                92 months          75,000
     Grandma Lee's AT&T Service Agreement                             65 months          25,000
     Goodwill - Grandma Lee's USA Northpoint, Inc.                    65 months           5,616
                                                                                       --------
     Total                                                                              440,416
     Accumulated amortization                                                           (24,165)
                                                                                       --------
     Net intangibles                                                                   $416,251
                                                                                       --------

The Company measures the potential impairment of recorded goodwill and franchise agreements by the undiscounted value of expected future operating cash flows in relation to its net capital investment.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(4) Franchise agreements and other intangibles (continued)

The aggregate amortization of goodwill and franchise agreements charged to operations was $24,165 for the year ended December 31, 1998.

(5) Notes payable

Short-term notes payable consist of the following:

                                                                          1998

     3% Series B Senior Subordinated Convertible Redeemable
     Debentures - due in monthly installments of interest only
     through November 18, 1999, at which time a final
     payment of unpaid principal is due. Interest is computed at
     3% per annum. The debenture is convertible into shares of          $ 75,000
     the Company's common stock at a conversion price of 75% of the average closing bid price of the common stock for either five trading days before or five trading days after the conversion date.

     Note payable to Charter Bank & Trust Co. - due on
     October 1, 1998, bearing interest at prime plus 1%.
     Secured by equipment. The note was in default at                     12,500
     December 31, 1998.                                                 --------

     Total short-term notes                                             $ 87,500
                                                                        --------

Costs related to the placement of the subordinated debentures totaling $48,650 were charged to expense in 1998 and $8,575 of such costs is included in other current assets at December 31, 1998, and is being amortized over the life of the remaining debenture.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(5) Notes payable (continued)

Note payable, long-term consisted of the following at December 31, 1998:

                                                                        1998

     Note due in monthly installments of $547, including
     interest at 18% per annum through November 15, 2003.             $ 21,388
     Secured by automobile.

     Less current portion                                               (3,223)
                                                                      --------

     Noncurrent portion                                               $ 18,165
                                                                      --------

                 Maturities of the note payable are as follows:

                        Years ending
                        December 31,        Amount

                        1999                $3,223
                        2000                 3,583
                        2001                 4,283
                        2002                 5,121
                        2003                 5,178
                                            ------
                        Total               21,388
                                            ------

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(5) Notes payable (continued)

Notes payable, related parties consisted of the following at December 31, 1998:

                                                                        1998

     Promissory note due to Atlanta Roasters, Inc., a Company
     owned by two officers, bearing interest at 8% per annum,
     with all principal and interest payable on December 5,            $40,000
     1999

     Promissory note due in monthly principal installments of
     $1,300, beginning November 15, 1999 through November 15,           22,114
     2003, bearing 8% interest.                                        -------

     Total note payable, related parties                                62,114

     Less current portion                                              (42,602)
                                                                       -------

     Noncurrent portion                                                $19,512
                                                                       -------
Maturities of note payable, related parties are as follows:

                        Years ending
                        December 31,        Amount

                        1999                $42,602
                        2000                 15,612
                        2001                  3,900
                                            -------
                        Total                62,114
                                            -------

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(6) Capital lease obligations

Capital lease obligations consist of the following:

     Captec Financial Group, Inc. - due in monthly installments
     of $1,160 including interest at 8.729% per annum through          $81,835
     October 31, 2004. Secured by equipment.

     Captec Financial Group, Inc. - due in monthly installments
     of $1,837 including interest at 8.729% per annum through          112,495
     October 31, 2004. Secured by equipment.

     Total capital lease obligations                                   194,330
                                                                      --------

     Less current portion                                              (23,888)
                                                                      --------

     Noncurrent portion                                               $170,442
                                                                      --------

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(6) Capital lease obligations (continued)

The minimum annual commitments under the leases are as follows:

     Years ending December 31,              Amount

     1999                                   $43,128
     2000                                    35,972
     2001                                    35,972
     2002                                    35,972
     2003                                    35,972
     2004                                    74,077
                                           --------
     Total minimum lease payments           261,093
     Less amount representing interest      (66,763)
                                           --------
     Present value of net minimum          $194,330
                                           --------
lease payments

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(7) Stockholders' equity

Potential issuance of additional preferred stock - The Company is authorized to issue up to 1,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of such authorization, such designations may be made without stockholder approval.

On July 14, 1998, the Company effected a reverse acquisition by acquiring all of the issued and outstanding stock of IC in exchange for 18,210,000 restricted shares of the Company's common stock.

In July, 1998, the Board of Directors approved the issuance of shares of common stock as follows: 100,000 shares in settlement of a pre-reverse acquisition shareholder loan of $81,051; 50,000 shares as payment for legal services valued at $25,000; 30,400 shares to pay a note on behalf of an officer; 113,600 shares in payment of debt assumed to acquire franchise agreements; and 756,000 shares to purchase franchise agreements valued at $378,000.

In October and November 1998, the Company issued convertible debentures totaling $450,000 of which $375,000 was converted to 4,462,987 shares of common stock as of December 31, 1998.

(8) Income taxes

The accompanying consolidated financial statements contain no provision for income taxes due to net operating losses. The effective tax rate differs from the U.S. statutory federal income tax rate of 34 percent since tax benefits have been offset by the valuation allowance described below because of the uncertainty of the Company's ability to utilize them in future periods.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(8) Income taxes (continued)

The tax effects of temporary differences related to deferred taxes were:

                                                                  1998

     Deferred tax assets
     Net operating loss carry forwards                          $225,859
     Tax over book basis of fixed assets                           2,284
     Leases with scheduled rent increases                          4,962
     Total                                                       233,105
                                                                --------
     Valuation allowance                                        (233,105)
                                                                --------
     Net deferred tax assets                                    $      -
                                                                --------

As of December 31, 1998, the Company had approximately $664,000 of unused operating loss carryforwards which expire by December 31, 2018.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(9) Lease commitments

The Company leases office space, restaurant locations, and various equipment under operating leases.

The minimum annual commitments under the leases with remaining lease terms of one year or more are as follows:

                        Years ending       Amount
                        December 31,

                        1999                $268,035
                        2000                 272,509
                        2001                 273,630
                        2002                 254,213
                        2003                 159,303
                        Thereafter           688,199
                                          ----------
                        Total             $1,915,889
                                          ----------

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(9)  Lease commitments (Continued)

The Company is contingently liable on a lease agreement for its Midtown Atlanta franchisee that expires December 31, 2005.

Rent expense of $180,268 and $18,521 was charged to operations in 1998 and 1997, respectively.

(10) Potential litigation

The Company has operated certain restaurants using the "Kenny Rogers Roasters" name and related trade dress. The Company did not have an agreement to use the mark and did not pay royalties for its use. The Company may be liable for using the mark. It is not possible to quantify the amount for which the Company may be liable. The Company received a final demand letter dated October 14, 1999, threatening legal action if the Company did not immediately de-identify its restaurants and discontinue use of any marks, system or trade dress belonging to NF Roasters Corporation. The Company may have defenses and offsets to any such claim.

The Company has received demand letters from an attorney representing a stockholder relating to the failure of the Company to deliver to the stockholder 100,000 shares of its common stock (now 1,000 shares after giving effect to subsequent reverse stock splits) pursuant to a settlement reached in July 1998 of an account payable to the stockholder of $81,051. The Company refused to deliver shares since the Company believes that the stockholder, or associates thereof, have possession of corporate records and documents, which constitute property of the Company.

(11) Related party transactions

On August 29, 1997, AR, a company owned by the stockholders of IC, assigned portions of the Operating Agreement of AF to IC. On December 5, 1997, IC purchased AR's security interest in the personal property of AF for $40,000.

On April 16, 1998, IIM purchased from an officer and major stockholder of the Company the area franchise rights for Grandma Lee's for the Quebec and Ottawa areas by assuming notes of $34,100 and $22,700, respectively. On June 1, 1998, IIM purchased from the same officer and major stockholder all the outstanding stock of HS by issuing a note of $22,114 and by assuming $9,032 in liabilities.

On April 24, 1998, two officers of the Company personally guaranteed a real estate lease for a restaurant location in Marietta, Georgia.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(11) Related party transactions (continued)

On July 15, 1998, the Company agreed to pay a note owed by an officer and major shareholder of the Company by issuance of 30,400 shares of common stock valued at $15,200. This amount is reflected on the balance sheet at December 31, 1998, as a receivable due from officer.

On July 28, 1998, two officers of the Company personally guaranteed a promissory note to Charter Bank & Trust Co. in the original amount of $12,500.

(12)     Business segment

The restaurant business is the only business operated by the Company. Geographic information is as follows:

                                  Revenues                         Long-Lived Assets
                             For the year ended                          As of
                                December 31,                         December 31,

                          1998                   1997                    1998

United States          $1,931,288            $  142,084              $  620,173
Canada                     81,656                    --                  74,804
Total                  $2,012,944            $  142,084              $  694,977
                       ----------            ----------              ----------

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(13) Subsequent events

Business developments

On April 7, 1999, the Company purchased certain assets of a restaurant known as Broadway Steaks & Fries in Union City, Georgia, for a purchase price of $15,000. Subsequently, the Company closed the restaurant and is considering redevelopment alternatives.

On April 9, 1999, the Company sold the common stock of SCO. However, the purchaser failed to make timely payments on the purchase note and the Company took repossession of the restaurant operated by SCO on July 30, 1999. Subsequently, the restaurant was closed.

In May, 1999, the Company opened a new restaurant, Dirty Bird Cafe, in Marietta, Georgia.

On June 21, 1999, the Company entered into a lease agreement for a second Dirty Bird Cafe location in Marietta, Georgia. The lease agreement provides for monthly base rent payments which escalate over the 62-month term of the lease and percentage rent of 5% of gross receipts. On August 5, 1999, the Company purchased equipment with a purchase price of $42,000 for this restaurant. The restaurant was opened during October 1999.

On June 21, 1999, the Company contracted with Arthouse, Inc. to design and construct a food portal web site for a cost of $125,000, payable in four monthly cash payments totaling $102,400 with a final payment of $22,600 in the Company's common stock.

On August 18, 1999, the Company entered into a license agreement with BigCharts, Inc. ("BCI") whereby the Company could display and use BCI's proprietary database of financial and textual information pertinent to public companies. The Company will pay BCI a monthly fee of $1,000 during the agreement's 12-month term. The Company and BCI will split net advertizing revenue generated by the guide equally.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(13) Subsequent events (continued)

On August 23, 1999, the Company entered into a license agreement with Culinary Cafe ("CC") whereby the Company could display and use CC's proprietary database of financial, pictorial, and textual information pertinent to the food business. The Company will pay CC a monthly fee of $2,000 during the agreement's 36-month term. The Company and CC will split net advertizing revenue generated by the guide equally, when certain conditions are met.

On September 1, 1999, the Company entered into a license and co-branding agreement with CNN Interactive ("CNN") whereby the parties will establish a co-branded web site accessible via hyperlinks from CNN Food Central. In consideration of the distribution and promotion provided by CNN, the Company will pay the following annual payments over the three-year term of the agreement, commencing on November 1, 1999:

     Year 1              $  900,000
     Year 2              $1,200,000
     Year 3              $1,500,000

Effective October 5, 1999, the Company entered into a license and co-branding agreement with The Restaurant Report, Inc. ("RR") whereby the parties will establish a co-branded web site accessible via hyperlinks from the Foodvision portal. The Company will pay RR a monthly fee of $3,000 in the first year of the three-year term, $4,000 per month in the second year, and $5,000 per month in the third year. In addition, the Company will provide RR with 30,000 shares of 144 stock in annual installments over the three-year term of the agreement as follows: 10,000 shares upon signing, 10,000 shares in year two on the anniversary date, and 10,000 shares in year three on the anniversary date. The Company will retain 100% of the advertising revenue generated by the co-branded site.

Effective October 6, 1999, the Company entered into a license and co-branding agreement with e.Harvest.com, Inc. ("EH") whereby the parties will establish a co-branded web site accessible via hyperlinks from the Foodvision portal. The Company will provide EH with 30,000 shares of 144 stock in annual installments over the three-year term of the agreement as follows: 10,000 shares upon signing, 10,000 shares in year two on the anniversary date, and 10,000 shares in year three on the anniversary date. The Company will retain 100% of the advertising revenue generated by the co-branded site.

On October 29, 1999. The Company entered into an agreement with DineCore, Inc. ("DCI") to develop and license an Affiliate Restaurant Guide. The Company and DCI will split net advertizing revenue generated by the guide equally during the agreement's twelve-month term.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(13) Subsequent events (continued)

Stockholders' equity

From January 4, 1999 through May 17, 1999, the remaining $75,000 of 3% Series B Senior Subordinated Convertible Redeemable Debentures outstanding on December 31, 1998, was fully converted into 111,283 post-reverse split shares of the Company's common stock.

On January 21, 1999, the Company effected a 1 for 50 reverse stock split, and on January 26, 1999, it effected a 1 for 2 reverse stock split.

On January 22, 1999, the Company's Board of Directors approved the adoption of an Employee Stock Option Plan (the "Plan"). The total number of shares of the Company's common stock subject to the Plan shall not exceed 500,000 post-reverse split shares. Options may be granted pursuant to the Plan to directors, corporate officers, employees, and managers of the principal sales, administrative, legal, and staff departments of the Company and its subsidiaries. No option may be granted under the Plan after January 15, 2009, and no option may be granted under the Plan to an employee who immediately after such option is granted owns stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company. The purchase price per share of common stock purchasable under options granted pursuant to the Plan shall not be less than 100% of fair market value of the common stock at the time the stock is granted. No option granted pursuant to the Plan shall be exercisable after the expiration of ten years from the date the option is first granted.

Stock options were granted under the Plan to an employee on January 22, 1999, to purchase 25,000 post-reverse split shares of common stock at $0.75 per share, and 25,000 options per year for the next three years, each with an exercise price of $0.75 per share. On August 20, 1999, stock options were granted under the Plan to an employee to purchase 15,000 shares of common stock at $0.4375 per share, and 15,000 options per year for the next four years, each with an exercise price of $0.4375 per share.

The Company granted warrants to purchase 937,500 post-reverse split shares of common stock on January 22, 1999, to two officers, legal counsel, and a director with an exercise price of $0.75 per share based on the closing bid for the Company's common stock on that date. The warrants shall be exercisable until five years from the date of issuance.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(13) Subsequent events (continued)

The Company entered into subscription agreements on January 29, 1999, with two officers of the Company for the issuance of 3,000,000 shares of common stock to each as an employment incentive. The shares fully vest two years from the date of the agreement.

On February 4, 1999, the Company entered into a subscription agreement to issue 1,000,000 shares of its common stock to Corporation De Inversiones Cades SRL, pursuant to a consulting agreement, at a price of $0.05 per share.

On February 26, 1999 and March 4, 1999, the Company entered into subscription agreements to issue a total of 1,000,000 shares of its common stock to Corporation De Inversiones Cades SRL, at a price of $0.05 per share.

The Company entered into a subscription agreement on March 30, 1999, with Inversiones Comerciales Z & VSA for the private placement of 500,000 shares of common stock at $1 per share. The purchase price was payable by $45,000 in cash upon execution of the agreement and with a note for $455,000. This agreement was terminated in November 1999 due to the subscriber's failure to make timely note payments.

On April 15, 1999, the Company granted stock warrants for the purchase of 10,000 shares of the Company's common stock at an exercise price of $0.80 per share. The warrants are exercisable until October 15, 2000.

On June 9, 1999, the Company issued 3% Series C Senior Subordinated Convertible Redeemable Debentures in the amount of $250,000 with interest only due in monthly installments through June 9, 2001, at which time a final payment of unpaid principal is due. Interest is computed at 3% per annum. The debenture is convertible into shares of the Company's common stock at a conversion price of 75% of the average closing bid price of the common stock for five trading days before the conversion date. The debentures were fully converted into 858,432 shares of the Company's common stock with the final conversion on October 7, 1999.

On June 25, 1999, in consideration for Corporation De Inversiones Cades SRL agreeing to amend its consulting agreement with the Company, the Board of Directors approved the issuance of 400,000 restricted shares of its common stock to Corporation De Inversiones Cades SRL.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

(13) Subsequent events (continued)

The Company granted warrants to purchase 2,000,000 shares of common stock on July 8, 1999, to two directors with an exercise price of $0.4375 per share based on the closing bid for the Company's common stock on that date. The warrants shall be exercisable until five years from the date of issuance.

On July 19, 1999, the Company issued 3% Series D Senior Subordinated Convertible Redeemable Debentures in the amount of $200,000 with interest only due in monthly installments through July 19, 2001, at which time a final payment of unpaid principal is due. Interest is computed at 3% per annum. The debenture is convertible into shares of the Company's common stock at a conversion price of 75% of the average closing bid price of the common stock for five trading days before the conversion date. The debentures were fully converted into 595,587 shares of the Company's common stock with the final conversion on October 13, 1999.

The Company granted warrants to purchase 10,000,000 shares of common stock on August 4, 1999, to two officers with an exercise price of $0.4375 per share based on the closing bid for the Company's common stock on that date. The warrants shall be exercisable until five years from the date of issuance.

On August 16, 1999, the Company granted stock warrants for the purchase of 50,000 shares of the Company's common stock at an exercise price of $0.41 per share. The warrants are exercisable until August 16, 2000.

The Company granted warrants to purchase 200,000 shares of common stock on August 31, 1999, to an officer with an exercise price of $0.375 per share based on the closing bid for the Company's common stock on that date. The warrants shall be exercisable until five years from the date of issuance.

On September 6, 1999, the Company issued 3% Series E Senior Subordinated Convertible Redeemable Debentures in the amount of $100,000 with interest only due in monthly installments through September 6, 2001, at which time a final payment of unpaid principal is due. Interest is computed at 3% per annum. The debenture is convertible into shares of the Company's common stock at a conversion price of 75% of the average closing bid price of the common stock for five trading days before the conversion date. The debentures were fully converted into 242,429 shares of the Company's common stock on October 14, 1999.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

13.  Subsequent events (continued)

On September 21, 1999, the Company issued three 3% Series F Senior Subordinated Convertible Redeemable Debentures, each in the amount of $100,000, with interest only due in monthly installments through September 21, 2001, at which time a final payment of unpaid principal is due. Each debenture is convertible into shares of the Company's common stock at a conversion price of 75% of the average closing bid price of the common stock for five trading days before the conversion date. One of the Series F debentures was fully converted into 135,881 shares of the Company's common stock on October 26, 1999. The other two Series F debentures were modified by an agreement dated November 8, 1999, to change the conversion price to $0.20 per share.

On November 3, 1999, the Company issued 100,000 restricted shares of its common stock each to Commonwealth Partners, L.P. and Portfolio Investment Strategies Corp. as payment for consulting services and 65,000 free-trading shares of its common stock each to Commonwealth Partners, L.P. and Portfolio Investment Strategies Corp. as payment of commissions due.

The Company entered into a subscription agreement on November 8, 1999, with Complete Development International, Inc. for the private placement of 750,000 shares of Series A Preferred Stock at $10 per share. Each share shall be convertible into ten shares of common stock. If the price of the common shares of the Company is below $1.00 per share at the conversion date, then the conversion price will equal the previous day's closing price less 20% subject to a minimum conversion price of $0.50 per share. The preferred stock will yield an annual dividend rate of 8% cumulative, payable quarterly.

Litigation

On January 5, 1999, Charter Bank & Trust Co. filed an action against SCT, IC, and officers of the Company seeking to recover amounts due under a promissory note in the original principal amount of $12,500, plus interest, attorney's fees, and court costs. On January 19, 1999, a Consent Order and Judgment was entered into whereby the defendants agreed to pay the principal amount of $12,500, interest in the amount of $561, and attorney fees of $1,959 in two installments of $7,510 each. The initial payment was due on February 15, 1999 and the second payment on March 15, 1999.

RNA was named as a defendant in a lawsuit filed by a vendor that contended it was owed approximately $15,000. The lawsuit was settled by a Mutual Settlement Agreement dated July 14, 1999, whereby RNA agreed to pay $15,095 over a two-year period with such debt secured by 23,000 shares of the common stock of the Company.

                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 1998 and 1997

14.  Subsequent events (continued)

SCO and IC were defendants in an action brought by a landlord seeking to recover $43,461 for rent due under a lease agreement. The lawsuit was settled by an agreement to pay the delinquent amount in installments. Subsequently, SCO was named a defendant in a second action brought by the same landlord seeking payment of $15,887 for additional rent due. The plaintiff obtained a judgment for the $15,887 and a Writ of Possession. Although only SCO was named in the action, IC was the original tenant under the lease and is still contingently liable for amounts due thereunder. In addition to the amount of the judgment, both subsidiaries may be liable for additional amounts accruing under the lease. It is not possible at this time to estimate the amount to which the subsidiaries may be liable.

A vendor threatened the Company with legal action to recover $27,183 for food delivered to certain of its subsidiaries. A settlement was negotiated under which the Company agreed to repay the amount claimed pursuant to a promissory note dated May 28, 1999, which bears interest at 10% per annum and provides for equal monthly payments of principal and interest sufficient to repay the full amount in 24 months. The note is collateralized by 30,000 shares of common stock of the Company.

GLUN settled a vendor's threatened legal action to recover $9,539 by agreeing to make nine monthly payments of $1,000 and one final payment of $539. Payments began on August 19, 1999.

Unaudited Balance Sheet, Consolidated Statement of Operations, Consolidated Statement of Cash Flows period ended September 30, 1999.

                              FOODVISION.COM, INC.

                           CONSOLIDATED BALANCE SHEET

                                                       September 30, 1999     December 31, 1999
                                                           (Unaudited)           (Audited)

ASSETS

CURRENT ASSETS

Cash                                                           153,797                44,208
Accounts Receivable                                              7,408                 2,790
Inventories                                                     52,408                34,978
Prepaid expenses and other current assets                       30,396                 9,825
TOTAL CURRENT ASSETS                                           244,009                91,801
                                                           ===========           ===========
PROPERTY AND EQUIPMENT, AT COST

Equipment under capital leases                                 213,455               213,455
Furniture, fixtures, and equipment                             518,841                92,962
Vehicle                                                         29,388                29,388
Leasehold improvements                                          52,491                31,867
                                                               814,175               367,672
Less accumulated depreciation                                 (158,867)              (88,946)
PROPERTY AND EQUIPMENT, NET                                $   655,308           $   278,726
                                                           ===========           ===========
OTHER ASSETS

Loan receivable, officer                                         3,925                42,566
Franchise agreement and other intangibles, net of              379,835               416,251
accumulated amortization of $33,012
Deposits                                                        44,715                11,382
TOTAL OTHER ASSETS                                             428,475               470,199
TOTAL ASSETS                                               $ 1,327,792           $   840,726


                              FOODVISION.COM, INC.

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1998


                                                            September 30, 1999      December 31, 1999
                                                                (Unaudited)             (Audited)

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES

Accounts payable                                               $   303,195            $   168,390
Accrued Expenses                                                    10,952                 31,854
Notes payable, short term                                          283,582                 87,500
Other current liabilities                                           58,539                 34,116
Notes payable, related parties                                                              9,584
Current portion of note payable                                     12,979                  3,223
Current portion of note payable, related parties                    16,311                 42,602
Current portion of capital lease obligations                        23,888                 23,888
TOTAL CURRENT LIABILITIES                                      $   709,446            $   401,157

LONG-TERM DEBT

Notes payable, less current portion                                776,336                 18,165
Notes, payable, related parties, less current portion                   --                 19,512
Capital lease obligations, less current portion                    153,507                170,442
Deferred lease obligations                                          14,593                 14,595
TOTAL LONG-TERM DEBT                                               944,436                222,714
TOTAL LIABILITIES                                              $ 1,653,881            $   623,871
                                                               ===========            ===========

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Common stock, $.001 par value; 50,000,000 shares                    10,824                 30,056
  authorized, 10,822,820 shares issued and
  outstanding
Additional paid-in capital                                       1,340,129                944,964
Accumulated deficit                                             (1,677,040)              (759,950)
Accumulated other comprehensive income                                  (1)                 1,785
TOTAL STOCKHOLDERS' EQUITY                                        (326,088)               216,855

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 1,327,793            $   840,726

                               FOODVISON.COM, INC.

                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                                   Nine Months Ended September 30,
                                                                    1999                   1998

REVENUES

Beverage and food sales                                          1,294,453              1,524,795
Other revenues                                                      10,197                    498
TOTAL REVENUES                                                   1,304,650              1,525,293

COSTS AND EXPENSES

Cost of goods sold                                                 614,378                507,706
General and administrative expense                               1,465,926              1,123,923
Depreciation                                                        69,920                 56,821
Amortization                                                        37,035                 12,309
Interest                                                            36,362                  1,769
TOTAL COSTS AND EXPENSES                                         2,223,621              1,702,528

NET LOSS                                                          (918,971)              (177,235)

NET LOSS PER COMMON SHARE                                            (0.08)                 (0.01)

                              FOODVISION.COM, INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                   Three Months Ended September 30,
                                                                     1999                   1998

REVENUES

Beverage and food sales                                            469,557                491,195
Other revenues                                                       3,098                    498
TOTAL REVENUES                                                     472,655                491,693

COSTS AND EXPENSES

Cost of goods sold                                                 238,155                136,479
General and administrative expense                                 594,453                394,320
Depreciation                                                        25,310                 20,654
Amortization                                                        12,345                 12,309
Interest                                                            20,579                  6,219
TOTAL COSTS AND EXPENSES                                           890,842                569,981
NET LOSS                                                          (418,187)               (78,288)

NET LOSS PER COMMON SHARE                                            (0.04)                 (0.00)


                               FOODVISION.COM, INC

                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)


                                                                   Nine Months Ended September 30,
                                                                    1999                   1998


CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                          (918,971)              (177,235)
Adjustments to reconcile net loss to net cash used
by operating activities
           Depreciation and amortization                           106,955                 66,559
           Changes in assets
           -----------------
           (Increase) in accounts receivable                        (4,618)                (1,927)
           (Increase) in inventories                               (17,250)               (42,109)
           (Increase) in deposits and other assets                 (17,764)                (7,620)
           Changes in liabilities
           ----------------------
           Increase in accounts payable                            141,283                115,053
           Increase in accrued expenses                            (20,911)                 1,234
           Increase in other payables                              306,818                      0
                                                                   -------                 ------
NET CASH (USED BY OPERATING                                       (424,458)               (46,045)
ACTIVITIES

CASH FLOWS FROM INVESTING ACTIVITIES
              Acquisition of property and equipment               (438,548)              (688,995)
              Loans to stockholder                                  (4,474)                11,936
                                                                  --------               --------
NET CASH (USED) BY INVESTING                                      (443,022)              (677,058)
ACTIVITIES

CASH FLOWS FROM FINANCING ACTIVITIES
              Proceeds from advances from related
              parties
              Collection of subscription receivable                585,000                      0
              Proceeds from sale of common stock                   375,925                656,549
              Proceeds from notes payable                           34,762                 23,415
              Repayments of capital lease obligations              (16,935)                10,521
                                                                  --------               --------
NET CASH PROVIDED (USED) BY FINANCING                              978,752                690,485
ACTIVITIES

EFFECT OF EXCHANGE RATES ON CASH                                    (1,684)                (1,260)

NET INCREASE (DECREASE) IN CASH                                    109,588                (33,879)

CASH, BEGINNING OF YEAR                                             44,208                 (9,208)

CASH, END OF PERIOD                                                153,796                (43,086)


                              FOODVISION.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 PERIOD ENDING SEPTEMBER 30, 1999 (UNAUDITED)

(15) Nature of business and organization

Foodvision.com, Inc. (the Company) is a Delaware corporation whose operations consist primarily of operating fast-food and full-service restaurants on the metropolitan Atlanta, Georgia, area through its wholly owned subsidiaries Investco Corporation ("IC") formerly known as Anne Ryan, Inc., Restaurant North Atlanta Inc. ("RNA), Sports Cantina One, Inc. ("SCO"), Sports Cantina Two, Inc. ("SPT"), and Grandma Lee's USA Northpoint, Inc. ("GLUN") and in Ontario Canada through its wholly owned subsidiaries Investco International Management, Inc. ("IIM") d/b/a Hillbilly Shack ("HS").

(16) Significant Accounting Policies

The company's financial statements are prepared using the accrual method of accounting in accordance with generally accepted accounting principles and have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and five wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Inventories
Inventories consist of liquor, wine, beer and food items. Inventories are state at the lower of cost or market determined by the first-in, first-out method.

Depreciation and amortization
Property and equipment are stated at cost. Depreciation is provided using an accelerated method for equipment, furniture and fixtures, and vehicles over the assets' estimated useful lives as follows: equipment, furniture and fixtures, seven years; vehicles, five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements. Equipment under capital lease obligations is being depreciated over the seven-year lease term.

Intangibles
Franchise agreements and the AT & T service agreement are amortized over the term of the agreement from 65 months to 120 months. Purchase goodwill is amortized over 65 months. Costs related to the issuance of subordinated debentures are amortized over the one-year life of the debentures.

Repairs and maintenance
Repairs and maintenance are charged to expense as incurred. Improvements are capitalized. When assets are retired or otherwise disposed of, appropriate adjustments are made to the related cost and accumulated depreciation accounts and resulting gains and losses are reflected in operations.

Income taxes
Income taxes are accounted for by the asset/liability approach in accordance with FAS-109 (Accounting for Income Taxes). Deferred taxes represent the expected future tax consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from net operating loss carryforwards and differences between the financial reporting and tax basis of assets and liabilities and are adjusted for changes in tax laws and tax rates when those changes are enacted. The provision for income taxes represents the total of income taxes paid or payable for the current year, plus the change in deferred taxes during the year. The Company provides deferred taxes for differences in the timing of deductions for book and tax reporting purposes principally related to depreciation and net operating loss carry forwards.

Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates in determining assets, liabilities, revenues and expenses. Actual results may differ from those estimates.

Cash and cash equivalents
The Company considers all cash and highly liquid investments, with original maturities of less than ninety days, to be cash and cash equivalents.

(17) Notes payable
On June 9, 1999, the Company issued its 3% Series C Senior Subordinated Convertible Redeemable Debentures in the amount of $250,000 with interest only due in monthly installments through June 9, 2001, at which time a final payment of unpaid principal is due. Interest is computed at 3% per annum. The debenture is convertible into shares of the Company's common stock at a conversion price of 75% of the average closing bid price of the common stock for five trading days before the conversion date. The debentures were subsequently fully converted into 858,432 shares of the Company's common stock, with the final conversion on October 7, 1999.

On July 19, 1999, the Company issued 3% Series D Senior Subordinated Convertible Redeemable Debentures in the amount of $200,000 with interest only due in monthly installments of interest through July 19, 2001, at which time a final payment of unpaid principal is due. Interest is computed at 3% per annum. The debenture is convertible into shares of the Company's common stock at a conversion price of 75% of the average closing bid price of the common stock for five trading days before the conversion date. The debentures were subsequently fully converted into 595,587 shares of the Company's common stock with the final conversion on October 13, 1999.

On September 6, 1999, the Company issued 3% Series E Senior Subordinated Convertible Redeemable Debentures in the amount of $100,000 with interest only due in monthly installments through September 6, 2001, at which time a final payment of unpaid principal is due. Interest is computed at 3% per annum. The debenture is convertible into shares of the Company's common stock at a conversion price of 75% of the average closing bid price of the common stock for five trading days before the conversion date. The debentures were fully converted into 242,429 shares of the Company's common stock on October 14, 1999.

On September 21, 1999, the Company issued its 3% Series F Senior Subordinated Convertible Redeemable Debentures to three subscribers, each in the amount of $100,000, with interest at 3% per annum only due in monthly installments of interest through September 21, 2001, at which time a final payment of unpaid principal is due. Each debenture was convertible into shares of the Company's common stock at a conversion price of 75% of the average closing bid price of the common stock for five trading days before the conversion date. One Series F debenture was fully converted into 135,881 shares of common stock in October 1999. The balance of Series F Debentures were each modified by an agreement dated November 8, 1999 to change the conversion price to $0.20 per share, and on November 24, 1999 each was converted into 500,000 shares of common stock.

The Company entered into a short-term loan agreement with Actrade Capital, Inc. for interim working capital during completion of subscription agreement with Complete Development International, Inc. Borrowings under this agreement at September 30, 1999 were $268,950. The Company will eliminate this loan upon the completion of the subscription agreement with Complete Development International, Inc.

(18) Business Developments

Restaurant Division

On April 7, 1999, the Company purchased certain assets of a restaurant known as Broadway Steaks & Fries in Union City, Georgia, for a purchase price of $15,000. Subsequently, the Company closed the restaurant and is considering redevelopment alternatives.

On April 9, 1999, the Company sold the common stock of Sports Cantina One, Inc. ("SCO"), a wholly-owned subsidiary which was formed to own and operate a restaurant in Stone Mountain, Georgia. However, the purchaser failed to make timely payments on the purchase note and the Company repossessed the restaurant operated by SCO on July 30, 1999. Subsequently, the restaurant was closed.

In May 1999, the Company opened a new restaurant, Dirty Bird Cafe, in Marietta, Georgia.

On June 21, 1999, the Company entered into a lease agreement for a second Dirty Bird Cafe location in Marietta, Georgia. The lease agreement provides for monthly base rent payments that escalate over the 62-month term of the lease and percentage rent of 5% of gross receipts. On August 5, 1999, the Company purchased equipment with a purchase price of $42,000 for this restaurant. The restaurant was opened during October 1999.

Internet Division

On June 21, 1999, the Company contracted with Arthouse, Inc. to design and construct a food portal web site for a cost of $125,000, payable in four monthly cash payments totaling $102,400, with a final payment of $22,600 payable in shares of the Company's common stock.

On August 18, 1999, the Company entered into a license agreement with BigCharts, Inc. ("BCI") whereby the Company could display and use BCI's proprietary database of financial and textual information pertinent to public companies. The Company agreed to pay BCI a monthly fee of $1,000 during the agreement's 12-month term. The Company and BCI also agreed to split net advertising revenue generated by the guide equally.

On August 23, 1999, the Company entered into a license agreement with Culinary Cafe ("CC") whereby the Company could display and use CC's proprietary database of financial, pictorial, and textual information pertinent to the food business. The Company agreed to pay CC a monthly fee of $2,000 during the agreement's 36-month term. The Company and CC also agreed to split net advertising revenue generated by the guide equally when certain conditions are met.

On September 1, 1999, the Company entered into a license and co-branding agreement with CNN Interactive ("CNN") whereby the parties agreed to establish a co-branded web site accessible via hyperlinks from CNN Food Central. In consideration of the distribution and promotion provided by CNN, the Company agreed to pay the following annual payments over the three-year term of the agreement, commencing on November 1, 1999:

     Year 1              $         900,000
     Year 2              $       1,200,000
     Year 3              $       1,500,000

Effective October 5, 1999, the Company entered into a license and co-branding agreement with The Restaurant Report, Inc. ("RR") whereby the parties agreed to establish a co-branded web site accessible via hyperlinks from the FoodVision portal. The Company agreed to pay RR a monthly fee of $3,000 in the first year of the three-year term, $4,000 per month in the second year, and $5,000 per month in the third year. In addition, the Company agreed to provide RR with 30,000 shares of restricted stock in annual installments over the three-year term of the agreement as follows: 10,000 shares upon signing, 10,000 shares in year two on the anniversary date, and 10,000 shares in year three on the anniversary date. Under the agreement, the Company retains 100% of the advertising revenue generated by the co-branded site.

Effective October 6, 1999, the Company entered into a license and co-branding agreement with e.Harvest.com, Inc. ("EH") whereby the parties agreed to establish a co-branded web site accessible via hyperlinks from the FoodVision portal. The Company agreed to provide EH with 30,000 shares of 144 stock in annual installments over the three-year term of the agreement as follows: 10,000 shares upon signing, 10,000 shares in year two on the anniversary date, and 10,000 shares in year three on the anniversary date. Under the agreement, the Company retains 100% of the advertising revenue generated by the co-branded site.

On October 29, 1999. The Company entered into an agreement with DineCore, Inc. ("DCI") to develop and license an Affiliate Restaurant Guide. The Company and DCI agreed to split net advertising revenue generated by the guide equally during the agreement's twelve-month term.

(19) Capital Transactions

From January 4, 1999 through May 17, 1999, the remaining $75,000 of 3% Series B Senior Subordinated Convertible Redeemable Debentures outstanding on December 31, 1998, was fully converted into 111,283 post-reverse split shares of the Company's common stock.

On November 3, 1999, the Company issued 100,000 restricted shares of its common stock each to Commonwealth Partners, L.P. and Portfolio Investment Strategies Corp. as payment for consulting services and 65,000 free-trading shares of its common stock each to Commonwealth Partners, L.P. and Portfolio Investment Strategies Corp. as payment of commissions due.

The Company entered into a subscription agreement on November 8, 1999, with Complete Development International, Inc. for the private placement of 750,000 shares of Series A Preferred Stock at $10 per share. Each share shall be convertible into ten shares of common stock. If the price of the common shares of the Company is below $1.00 per share at the conversion date, then the conversion price will equal the previous day's closing price less 20% subject to a minimum conversion price of $0.50 per share. The preferred stock will yield an annual dividend rate of 8% cumulative, payable quarterly.

On February 4, 1999, the Company entered into a subscription agreement to issue 1,000,000 shares of its common stock to Corporation De Inversiones Cades SRL, pursuant to a consulting agreement, at a price of $0.05 per share.

On February 26, 1999 and March 4, 1999, the Company entered into subscription agreements to issue a total of 1,000,000 shares of its common stock to Corporation De Inversiones Cades SRL, at a price of $0.05 per share.

The Company entered into a subscription agreement on March 30, 1999, with Inversiones Comerciales Z & VSA for the private placement of 500,000 shares of common stock at $1 per share. The purchase price was payable by $45,000 in cash upon execution of the agreement and with a note for $455,000. This agreement was terminated in November 1999 due to the subscriber's failure to make timely note payments. A total of 100,000 shares were issued for $100,000 which was paid under the note.

On June 25, 1999, in consideration for Corporation De Inversiones Cades SRL agreeing to amend its consulting agreement with the Company, the Board of Directors approved the issuance of 400,000 restricted shares of its common stock to Corporation De Inversiones Cades SRL.

On December 20, 1999, the Company issued 200,000 shares of Common Stock for $10,000 to an individual, accredited investor pursuant to Rule 504.

(20) Reverse Split

On January 21, 1999, the Company effected a 1 for 50 reverse stock split, and on January 26, 1999, it effected a 1 for 2 reverse stock split.

(21) Employee Stock Option Plan

On January 22, 1999, the Company's Board of Directors approved the adoption of an Employee Stock Option Plan (the "Plan"). The total number of shares of the Company's common stock subject to the Plan shall not exceed 500,000 post-reverse split shares. Options may be granted pursuant to the Plan to directors, corporate officers, employees, and managers of the principal sales, administrative, legal, and staff departments of the Company and its subsidiaries. No option may be granted under the Plan after January 15, 2009, and no option may be granted under the Plan to an employee who immediately after such option is granted owns stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company. The purchase price per share of common stock purchasable under options granted pursuant to the Plan shall not be less than 100% of fair market value of the common stock at the time the stock is granted. No option granted pursuant to the Plan shall be exercisable after the expiration of ten years from the date the option is first granted.

(22) Stock and Warrants Issued to Officers and Employees

The Company granted warrants to purchase 937,500 post-reverse split shares of common stock on January 22, 1999, to two officers, legal counsel, and a director with an exercise price of $0.75 per share based on the closing bid for the Company's common stock on that date. The warrants are exercisable at any time until five years from the date of issuance.

The Company entered into subscription agreements on January 29, 1999, with two officers of the Company for the issuance of 3,000,000 shares of common stock to each as an employment incentive. The shares fully vest two years from the date of the agreement.

On April 15, 1999, the Company granted stock warrants for the purchase of 10,000 shares of the Company's common stock at an exercise price of $0.80 per share. The warrants are exercisable until October 15, 2000.

The Company granted warrants to purchase 2,000,000 shares of common stock on July 8, 1999, to two directors with an exercise price of $0.4375 per share based on the closing bid for the Company's common stock on that date. The warrants are exercisable at any time for five years from the date of issuance.

The Company granted warrants to purchase 10,000,000 shares of common stock on August 4, 1999, to two officers with an exercise price of $0.4375 per share based on the closing bid for the Company's common stock on that date. The warrants are exercisable at any time until five years from the date of issuance.

On August 16, 1999, the Company granted stock warrants for the purchase of 50,000 shares of the Company's common stock at an exercise price of $0.41 per share. The warrants are exercisable at any time until August 16, 2000.

The Company granted warrants to purchase 200,000 shares of common stock on August 31, 1999, to an employee of the Company, who is also a relative of an officer, with an exercise price of $0.375 per share based on the closing bid for the Company's common stock on that date. The warrants shall be exercisable at any time for five years from the date of issuance.